UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2006

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway

Lincoln, Rhode Island 02865

(Address of principal executive offices, including zip code)

(401) 333-0610

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2006, MultiCell Technologies, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with Gerard A. Wills, the Company’s Chief Financial Officer. The Agreement provided for, among other things, (i) payment to Mr. Wills of all accrued wages and unused vacation time, (ii) reimbursement of Mr. Wills’ expenses incurred on behalf of the Company, (iii) full vesting and exercisability of 300,000 shares of common stock subject to the Stock Option Agreement dated January 17, 2006, (iv) mutual termination of the Company’s offer letter to Mr. Wills dated December 23, 2005, (v) termination of all health insurance benefits and employee benefits, (vi) return to the Company all property and confidential and proprietary information in Mr. Wills’ possession, (vii) execution by Mr. Wills of a general release of all claims, known and unknown, against the Company, and (viii) resignation by Mr. Wills as the Chief Financial Officer of the Company. The Agreement shall be effective on October 5, 2006 unless terminated and rescinded prior to such date by Mr. Wills.

Pursuant to the Agreement, the Company and Mr. Wills entered into a Consulting Agreement dated September 28, 2006 (the “Consulting Agreement”) and will be effective on October 5, 2006. Under the Consulting Agreement, Mr. Wills will provide certain consulting services. The Consulting Agreement provides for, among other things, payment of $10,612.00 to Mr. Wills every two (2) weeks through December 31, 2006. Mr. Wills will provide services to the Company through October 16, 2006. If the Company is unable to find a suitable replacement for Mr. Wills’ services, the Company may continue to use Mr. Wills’ services after December 31, 2006 at a rate of $10,612.00 paid every two weeks, for which the Company will pay Mr. Wills at the pay rate above through December 31, 2006. If Mr. Wills does not find other full-time employment after October 15, 2006, the Company may request, and Mr. Wills will be obligated to provide, services through December 31, 2006.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the Consulting Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.

(c) On the effective date of the Agreement, W. Gerald Newmin will be appointed to serve as interim Chief Financial Officer. Mr. Newmin joined the Company in December 1995. He currently serves as the Company’s Chairman and Secretary. Mr. Newmin served as Chief Executive Officer of the Company from December 1995 to May 2006. Mr. Newmin is Chairman, Chief Executive Officer, Secretary and a director of Xenogenics, a partially-owned subsidiary, Chairman, Chief Executive Officer, Secretary and director of MCT Rhode Island Corp, a wholly-owned subsidiary of the Company and Chief Executive Officer, Secretary and a director of MCTI, a partially-owned subsidiary of the Company. He serves on the Board of Directors of San Diego Defcomm, a not-for-profit consortium of defense companies based in San Diego. Mr. Newmin also serves on the Board of Directors and is past Chairman of the Corporate Directors Forum, a non-profit organization of over 250 members who promote excellence in corporate governance.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release with Gerard A. Wills dated September 28, 2006.

10.2	Consulting Agreement with Gerard A. Wills dated September 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ Stephen Chang
Stephen Chang
President and Chief Executive Officer

Date: September 28, 2006